Exhibit 99.1

FOR IMMEDIATE RELEASE

etrials Achieves $5.5 Million in Fourth Quarter New Project Bookings
To Report Fourth Quarter and Full Year 2008 Financial Results

Morrisville, NC – February 13, 2008 – etrials® Worldwide, Inc. (Nasdaq: ETWC), a leading provider of adaptive eClinical software and services that optimize clinical trial management by turning data into intelligence and shortening the pathway to an actionable study endpoint, today announced selected operational metrics and will release financial results for the three months and fiscal year ended December 31, 2008 on Thursday, March 5, 2009, after the markets close. During the call, M. Denis Connaghan, chief executive officer, and Jay Trepanier, chief financial officer, will discuss the company’s quarterly and fiscal year performance and financial results.

etrials achieved $5.5 million in new project awards during the fourth quarter of 2008, contributing to an all-time etrials’ record in awards of more than $24.8 million in 2008. Other highlights include the total 2008 year-end backlog of more than $25 million, representing growth of 30% year over year.

“etrials’ fourth quarter new project awards attests to the healthy and growing demand for our best-in-breed and proven eClinical technology and services,” said M. Denis Connaghan, president and chief executive officer.  “Even though we are still in the midst of transforming the company, we sustained a healthy growth in new project bookings, and enlarged our backlog of signed and confirmed project and work orders, while dramatically reducing our operating expenses.”

“Clearly we are realizing the benefits of realigning the organization with customer needs,” added Connaghan.  “In particular, our efforts to reconstitute and enhance our service delivery capabilities, and refocus the organization with a more customer-focused approach are making an impact and resonating with our target market.  We believe our growth indicates that etrials could become profitable in 2009.”

To participate in the live earnings call by telephone, please dial 800-480-2207, or, for international callers, please dial 706-643-7866 and reference ID number 83125033. Those interested in listening to the conference call live via the Internet may do so by visiting the company’s web site at www.etrials.com.  Please go to the web site 15 minutes prior to the scheduled start to register, download and install any necessary audio software. A web cast audio replay and a telephone audio replay will also be available for two weeks by dialing 800-642-1687 from the US or 706-645-9291 for international callers and entering conference ID number 83125033 when prompted.

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About etrials(R)
etrials Worldwide, Inc. (Nasdaq: ETWC), a leading provider of eClinical software and services to pharmaceutical, biotechnology, medical device, and contract research organizations, offers adaptive, Web-based tools that work together to coordinate data capture, logistics, patient interaction and trial management – turning data into intelligence and shortening the pathway to an actionable study endpoint. etrials is one of the few top-tier solution providers that offers electronic data capture (EDC), interactive voice and Web response (IVR/IWR), and electronic patient diaries (eDiary) as part of a flexible and integrated software-as-a-service (SaaS) platform or as individual solutions to capture high quality data from multiple pivot points to enable real-time access for informed decision-making. As an experienced leader, etrials has facilitated over 900 trials involving more than 400,000 patients in 70 countries and has participated in 42 studies that resulted in 14 approved new drug applications and/or regulatory approvals. To learn more visit us at www.etrials.com. etwcf

Forward-Looking Statements
This announcement contains forward-looking statements, including statements regarding growth and profitability of the company, all of which involve risks and uncertainties. Actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, delays in the current schedule for clinical trials by existing clients, utilization of our software and services by clients to a lesser degree than is currently expected and terminations of existing projects, all of which are possible because our client agreements generally do not have minimum volume guarantees and can be terminated without penalty by clients.  Additionally, actual results might differ from those discussed due to failure to secure new project bookings at the same rate reported or that management currently expects. More information about potential factors that could cause actual results to differ from the forward looking statements included in this announcement is included in our filings with the Securities and Exchange Commission, including the "Risk Factors" Section of the Form 10-Q filed on November 12, 2008. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements, except as required by law.

etrials® is the registered trademark in the United States of etrials Worldwide, Inc. Other marks belong to their respective owners and are used with permission.

Contacts:

etrials Worldwide, Inc.
Media & Investors:
Chris Sakell, 919-653-3648
Chris.Sakell@etrials.com